FOR FURTHER INFORMATION:

Exhibit 99.1

Peter B. Bedford

Hanh Kihara

Chairman of the Board and

Chief Financial Officer

Chief Executive Officer

(925) 283-8910

FOR IMMEDIATE RELEASE

BEDFORD PROPERTY INVESTORS

ANNOUNCES FIRST QUARTER 2004 RESULTS

LAFAYETTE, CA – April 19, 2004 – Bedford Property Investors, Inc. (NYSE:BED) today announced financial results for the first quarter ended March 31, 2004.  Funds from operations (FFO) per share was $0.72, reflecting a decrease of 6% when compared with FFO per share of $0.77 achieved for the first quarter of 2003.  Diluted earnings per share (EPS) was $0.29, reflecting a decrease of 38% when compared with EPS of $0.47 achieved for the first quarter of 2003.

Financial Results

FFO for the first quarter of 2004 was $11,644,000 or $0.72 per share compared to $12,582,000 or $0.77 per share for the same period in 2003.  FFO is a non-GAAP financial measurement used by real estate investment trusts to measure and compare operating performance and is generally defined as net income, excluding extraordinary items and gains or losses from sales of property, plus depreciation and amortization of assets related to real estate.  A reconciliation of our FFO to our net income (the most directly comparable GAAP measure) is included in the financial data accompanying this press release.

Net income for the first quarter of 2004 decreased by $2,936,000 (38%) when compared with the first quarter of 2003.  This decrease is due to the following factors: a decline in income from property operations; an increase in interest expense; declaration and payment of preferred dividends; partially offset by an increase in income due to 2003 property acquisitions.  The decline in income from property operations is the result of the "blend and extend" lease transactions (in which we lowered rental rates with tenants whose rent was substantially above market in exchange for extended lease terms), decline in the operating portfolio occupancy, and increase in depreciation expense primarily due to improvements of real estate and properties acquired and developed in 2003.  The increase in interest expense is mainly due to the additional borrowing to fund the 2003 property acquisitions.  The preferred dividend on our Series A preferred stock was paid on January 15, 2004.

Property Operations

As of March 31, 2004, our operating portfolio occupancy was 92%, a decrease of one percentage point from the previous quarter.  The average occupancy at our same-store operating properties, which consist of approximately 6.8 million rentable square feet or 91% of the total square footage of our operating portfolio, was 91% during the quarter.  During the quarter, we renewed and released 30 of 34 expiring leases, a total of 319,092 square feet, and 94% of the expiring footage.  The average change in rental rates in these new leases was a decrease of 20.4%.

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Property Acquisitions and Dispositions

In April 2004, we purchased two fully-leased properties:  a 111,200 square-foot office building in Scottsdale, Arizona for $17,310,000 and a two-building 126,809 square-foot office/R&D complex in Hillsboro, Oregon for $19,390,000.

No sales were completed during the first quarter of 2004.

Financing

On March 31, 2004, we renewed our secured revolving credit facility.  The new facility, which has essentially the same terms as the expiring facility, has a three-year term with a commitment of $150 million.  In addition, we can, at our option, expand the facility to $200 million, if needed.

On April 6, 2004, we sold 2.4 million shares of our 7.625% Series B Cumulative Redeemable Preferred Stock at $25 per share in an underwritten public offering.  A portion of the net proceeds of the offering was used to fund acquisitions of the two properties described above.

Stock Repurchase

From January 1, 2004 through March 31, 2004, we repurchased 38,885 shares of our common stock at an average cost of $28.92 per share.  These shares were repurchased from our employees to satisfy their payroll tax obligation upon the vesting of their restricted stock and options exercise.  Since the inception of our repurchase program in November 1998, we have repurchased a total of 8,071,137 shares of our common stock at an average cost of $18.79 per share, which represents 36% of the shares outstanding at November 1998.

Company Information

We are a self-administered equity real estate investment trust that acquires, develops, owns and operates suburban office and industrial properties.  As of March 31, 2004, we wholly own and manage approximately 7.5 million square feet of commercial space located in California, Arizona, Washington, Colorado and Nevada.  On March 31, 2004 we had 504 tenants.

Our company is traded on the New York Stock Exchange and the Pacific Exchange under the symbol “BED” and our website is www.bedfordproperty.com.

Investors, analysts and other interested parties are invited to join our quarterly conference call on Tuesday, April 20, 2004 at 8:00 a.m. PDT.  To participate, callers may dial (800) 982-3654 five minutes beforehand.  Investors also have the opportunity to listen to the conference call live on the Internet, at our website at www.bedfordproperty.com, under Investor Relations – Investor Overview, by clicking on the webcast icon.  A replay of the call is available for one week at (888) 836-6074 (Passcode 352239).  The first quarter 2004 Supplemental Operating and Financial Data will also be available on our website beginning on April 19, 2004.

-Financial Tables Follow-

***

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BEDFORD PROPERTY INVESTORS, INC.

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2004 AND DECEMBER 31, 2003

(Unaudited; in thousands, except share and per share amounts)

	2004	2003

Assets

Real estate investments:
Industrial buildings	$416,370	$414,392
Office buildings	342,956	375,844
Properties under development	32,052	-
Land held for development	12,335	14,071
	803,713	804,307
Less accumulated depreciation	83,621	81,638
Total real estate investments	720,092	722,669

Cash and cash equivalents	8,975	7,598
Other assets	42,803	43,352

	$771,870	$773,619

Liabilities and Stockholders’ Equity

Bank loans payable	$ 72,175	$ 68,978
Mortgage loans payable	366,814	368,542
Accounts payable and accrued expenses	8,457	8,874
Dividends payable	8,417	8,319
Other liabilities	14,762	15,007

Total liabilities	470,625	469,720

Stockholders’ equity: Preferred stock, par value $0.01 per share; authorized 9,195,000 shares; issued none	-	-
Series A 8.75% cumulative redeemable preferred stock, par value $0.01 per share; authorized and issued 805,000 shares in 2004 and 2003; stated liquidation preference of $40,250	38,947	38,947
Common stock, par value $0.02 per share; authorized 50,000,000 shares; issued and outstanding 16,503,871 shares in 2004 and 16,311,955 shares in 2003	330	326
Additional paid-in capital	294,540	289,734
Deferred stock compensation	(9,131)	(5,476)
Accumulated dividends in excess of net income	(23,402)	(19,721)
Accumulated other comprehensive (loss) income	(39)	89

Total stockholders’ equity	301,245	303,899

	$771,870	$773,619

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BEDFORD PROPERTY INVESTORS, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003

(Unaudited; in thousands, except share and per share amounts)

	2004	2003
Property operations:
Rental income	$ 28,048	$ 26,953
Rental expenses:
Operating expenses	4,942	4,576
Real estate taxes	2,974	2,678
Depreciation and amortization	6,908	4,910

Income from property operations	13,224	14,789

General and administrative expenses	(1,506)	(1,684)
Interest income	19	39
Interest expense	(6,121)	(5,472)

Net income	5,616	7,672
Preferred dividends – Series A	(880)	-

Net income available to common shareholders	$ 4,736	$ 7,672

Income per common share – basic	$ 0.30	$ 0.48

Weighted average number of shares – basic	15,958,868	16,078,897

Income per common share - diluted	$ 0.29	$ 0.47

Weighted average number of shares – diluted	16,273,156	16,370,146

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BEDFORD PROPERTY INVESTORS, INC.

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON SHAREHOLDERS

TO FUNDS FROM OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003

 (Unaudited; in thousands, except share and per share amounts)

	Three Months
	2004	2003

Net income available to common shareholders	$ 4,736	$ 7,672
Adjustments:
Depreciation and amortization	6,908	4,910

Funds from Operations (FFO)(1)	$ 11,644	$ 12,582

FFO per share – diluted	$ 0.72	$ 0.77

Weighted average number of shares - diluted	16,273,156	16,370,146

(1)

Our management considers FFO to be one measure of the performance of an equity real estate investment trust (REIT).  Presentation of this information provides the reader with an additional measure to compare the performance of REITs.  FFO generally is defined by the National Association of Real Estate Investment Trusts as net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America (GAAP)), excluding extraordinary items and gains (losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO as set forth in the table above has been computed in accordance with this definition.  FFO does not represent cash generated by operating activities in accordance with accounting principles generally accepted in the United States of America; it is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (loss) as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity.  FFO as disclosed by other REITs may not be comparable to our presentation.  The most directly comparable financial measure calculated in accordance with GAAP to FFO is net income available to common shareholders.

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